SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2004

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio

45202

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (513) 381-0777

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

“Table Talk”™ Is the Next Big Idea for Games!

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Games, Inc.

	By:	/s/ Roger W. Ach II
Name: Roger W. Ach II
Title: Chief Executive Officer

Date: 5-14-04

Exhibit 99

FOR IMMEDIATE RELEASE

CONTACT: Sue Craner (513) 721-3900

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

NEWS RELEASE

“Table Talk”™ Is the Next Big Idea for Games!

Games Inc. (NASDAQ BB:GMSI) today announced that it has acquired the exclusive license for “Table Talk” ™, a recently patented product that will allow games Players all over the world to “talk throughout the play of their games online on a real-time basis, without local or long-distance phone calls”.

“Everyone who has ever played a game has a comment or two to say to their opponents,” said Carol Meinhardt, EVP and COO of Games Inc. “Table Talk™ brings everyone the old-fashioned face to face standard of play through the use of technology. Some are funny comments and some are just ‘TableTalk™’ or plain ‘frustration’ at the Roll of the Dice or the Turn of a Card!,” said Ms. Meinhardt.

The new TableTalk™ product will be rolled out across all of the Games Inc. Websites, including www.Games.com, www.Lottery.com, www.Cards.com and www.SkillMoney.com. Full deployment across all Games Inc. sites will be completed by Labor Day.

“This will add an entirely new dimension to our Members Online Games experience,” said Myles Cairns, CFO of Games Inc. “We have not yet projected the additional revenue to be gained from the new TableTalk™ product line for 2004, but this will be a very unique and differentiated feature for Games Inc.; and we may well license the technology to a limited number of premiere game sites,” added Mr. Cairns.

About Games, Inc.

Games, Inc. operates in three allied areas of interactive entertainment: Government Sponsored Lotteries, Internet Games and Digital Greetings.  Games owns and operates www.Games.com, www.Lottery.com, www.Cards.com, www.GameLand.com and www.Skillmoney.com, which covers the three most widely used platforms in the Internet Entertainment space—games, lottery and digital greetings.

FOR FURTHER INFORMATION CONTACT:

Myles Cairns

Chief Financial Officer

Games, Inc.

myles@gamesinc.net

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Games) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Games. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors.